Exhibit 99.2

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2021, The Necessity Retail REIT, Inc., a Maryland corporation ("RTL" or the "Company”) and its subsidiary, Necessity Retail REIT Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The Unaudited Pro Forma Consolidated Financial Statements included herein do not contemplate the exclusion of any properties or potential earnout amounts. The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power and grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, of which 56 properties had been acquired in three closings as of March 31, 2022 (the “Acquired Properties”) and the remaining 25 properties to be acquired (the “Properties To Be Acquired”), the Operating Partnership has acquired, or will acquire all of the right, title and interest in each of the properties acquired in the CIM Portfolio owned by the applicable Sellers, which include certain leasehold interests in land parcels. The Company has determined that the Transactions will be accounted for as asset acquisitions.

As previously announced, the Company expected to fund the Purchase Price through a combination, to be determined at each closing, of cash on the balance sheet, including net proceeds of $254.5 million from the sale of its Sanofi asset, borrowings under the Company’s credit facility, as well as debt currently encumbering certain of the properties that the Operating Partnership will seek to assume, and the issuance of $53.4 million in value of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) to the Sellers. The Company funded the acquisition of the Acquired Properties with borrowings under its Credit Facility of $378.0 million, cash on hand of $366.9 million, which included net proceeds from the sale of its Sanofi asset and remaining proceeds from the issuance of its Senior Notes, the issuance of 6,450,107 shares of the Company's Class A common stock with a value of $53.4 million, and the assumption of $19.5 million of fixed-rate mortgage debt. The Company expects to fund the acquisition of the Properties To Be Acquired with the assumption of $329.4 million of fixed-rate mortgage debt, borrowings under its Credit Facility of $115.0 million, the application of its $40.0 million deposit, and $33.4 million of cash on hand.

The acquisition accounting includes certain valuations which have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma consolidated financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the combined company’s future results of operations and financial position.

The Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations included herein includes the impacts of the sale of the Company's Sanofi property (closed on January 6, 2022), the proceeds of which were used to fund a portion of the CIM Acquisition. The Company believes it is appropriate to make these adjustments since the completion of these transactions, and the use of the proceeds therefrom, provided the capacity needed under the Company's Credit Facility to fund a portion of the acquisition of the CIM Portfolio.

The unaudited pro forma consolidated balance sheet as of December 31, 2021 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on December 31, 2021.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2021, are presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2021.

The unaudited pro forma consolidated financial statements (including notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2021, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on February 24, 2022. The unaudited pro forma consolidated financial statements (including the notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the combined financial statements of the CIM Portfolio for the fiscal year ended December 31, 2021, and the related notes thereto, included as part of this Form 8-K in Exhibit 99.1. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition of the CIM Portfolio and the other significant capital transactions occurred on December 31, 2021 and January 1, 2021, respectively, nor are they indicative of future operating results of the Company.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2021

(In thousands)

CIM Transaction and Financing	Other Relevant Transactions
Purchase Price Allocation
Historical RTL	Acquired Properties	Properties To Be Acquired	Credit Facility Draw	Disposition of Sanofi Property	Pro Forma RTL
(A)	(B)	(B)	(C)	(D)
ASSETS
Real estate investments, at cost:
Land	$729,048	$142,229	(E)	$103,960	(E)	$—	$—	$975,237
Buildings, fixtures and improvements	2,729,719	558,628	(E)	348,731	(E)	—	—	3,637,078
Acquired intangible lease assets	402,673	150,112	(E)	65,080	(E)	—	—	617,865
Total real estate investments, at cost	3,861,440	850,969	517,771	—	—	5,230,180
Less accumulated depreciation and amortization	(654,667)	—	—	—	—	(654,667)
Total real estate investments, net	3,206,773	850,969	517,771	—	—	4,575,513
Cash and cash equivalents	214,853	(744,934	)(F)	(148,323	)(I)	493,000	254,518	69,114
Restricted cash	21,996	—	—	—	—	21,996
Deposits for real estate investments	41,928	—	(40,000)	—	—	1,928
Derivative assets, at fair value	—	—	—	—	—
Deferred costs, net	25,587	—	—	—	(4,309)	21,278
Straight-line rent receivable	70,789	—	—	—	(10,310)	60,479
Operating lease right-of-use assets	18,194	—	—	—	—	18,194
Prepaid expenses and other assets	26,877	—	—	—	(71)	26,806
Assets held for sale	187,213	—	—	—	(187,213)	—
Total assets	$3,814,210	$106,035	$329,448	$493,000	$52,615	$4,795,308

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$1,464,930	$19,526	(J)	$329,448	(J)	$—	$—	$1,813,904
Senior notes, net	491,015	—	—	—	—	491,015
Credit facility	—	—	—	493,000	—	493,000
Below-market lease liabilities, net	78,073	38,223	—	—	—	116,296
Accounts payable, accrued expenses and other liabilities	32,907	(1,700	)(G)	—	—	—	31,207
Operating lease liability	19,195	—	—	—	—	19,195
Derivative liabilities, at fair value	2,250	(2,250	)(G)	—	—	—	—
Deferred rent and other liabilities	9,524	—	—	—	(1,397)	8,127
Dividends payable	6,038	—	—	—	—	6,038
Total liabilities	2,103,932	53,799	329,448	493,000	(1,397)	2,978,782

Mezzanine Equity:
Redeemable securities	—	53,388	(H)	—	—	—	53,388

Series A preferred stock	79	—	—	—	—	79
Series C preferred stock	46	—	—	—	—	46
Common stock	1,238	—	—	—	—	1,238
Additional paid-in capital	2,915,926	(3,402	)(H)	—	—	—	2,912,524
Accumulated other comprehensive income (loss)	—	—	—	—	—	—
Distributions in excess of accumulated earnings	(1,217,435)	2,250	(G)	—	—	54,012	(K)	(1,161,173)
Total stockholders’ equity	1,699,854	(1,152)	—	—	54,012	1,752,714
Non-controlling interests	10,424	—	—	—	—	10,424
Total equity	1,710,278	(1,152)	—	—	54,012	1,763,138
Total liabilities, mezzanine equity and stockholders’ equity	$3,814,210	$106,035	$329,448	$493,000	$52,615	$4,795,308

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2021:

(A)	Reflects the historical Consolidated Balance Sheet of the Company as of December 31, 2021 as presented in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022.

(B)	Reflects the preliminary purchase accounting allocation for the acquisition of the CIM Portfolio as if the transaction was completed on December 31, 2021. For purposes of these pro forma financial statements, the Company has assumed (i) that the transaction will be accounted for as an asset acquisition, (ii) that the purchase price will be paid with a combination of assumed debt from the CIM Portfolio, cash (from cash on hand and additional draw on the Company's credit facility), and the issuance of the Company's common stock and (iii) no properties will be excluded and there are no earnout amounts included that would result in contingent consideration which may be earned by the Sellers (related to qualified leases negotiated by the Sellers on behalf of RTL signed within 180 days of closing of the respective property).

	(In thousands)
Preliminary allocation of assets acquired and liabilities assumed:	Acquired Properties	Properties To Be Acquired	Total
Real estate investments, at cost:
Land	$142,229	$103,960	$246,189
Buildings, fixtures and improvements	558,628	348,731	907,359
Total tangible assets	700,857	452,691	1,153,548
Acquired intangible assets:
In-place leases	137,365	65,080	202,445
Above market lease assets	12,747	—	12,747
Total intangible assets	150,112	65,080	202,445
Liabilities assumed:
Mortgage notes payable	19,526	329,448	348,974
Below market lease liabilities	38,223	—	38,223
Net assets and liabilities assumed	$793,220	$188,323	$968,796

Consideration to be transferred to acquire the CIM Portfolio:
Cash	$744,934	$148,323	$893,257
Deposits for real estate investments	—	40,000	40,000
Application of deferred liability	(1,700)	—	(1,700)
Redeemable securities (1)	49,986	—	49,986
Total consideration transferred	$793,220	$188,323	$981,543
(1)	Represents the fair value of the stock issued to the Sellers at date of issue. This amount differs from the defined maximum dollar value of equity consideration that was transferred, pursuant to the purchase and sale agreement (see Note G).

(C)	Assumes a draw on the Company's Credit Facility to partially fund the acquisition of the CIM Portfolio upon closings of the Acquired Properties during the first quarter of 2022 and the expected closing of the Properties To Be Acquired in the second quarter of 2022, as if these closings had occurred on December 31, 2021. The Credit Facility requires the Company to maintain a minimum of cash on hand or availability of at least $60.0 million.

(In thousands)	Acquired Properties	Properties To Be Acquired	Total
Borrowings on the Credit Facility	$378,000	$115,000	$493,000

(D)	Assumes the sale of the Company's Sanofi property on December 31, 2021. The sale closed on January 6, 2022. The Company assumes that the net proceeds from this sale were used to partially fund the acquisition of the CIM Portfolio.

(E)	Represents the allocation of the purchase price for the CIM Portfolio acquisition (for Acquired Properties and Properties To Be Acquired), including transaction costs, as if the transaction was completed as of December 31, 2021. The acquisition is considered an asset acquisition in accordance with accounting principles generally accepted in the United States of America, and accordingly, the Company allocated the total purchase price to the assets acquired based on relative fair value. The following table details the typical useful lives of the assets acquired:

Useful Lives
Land	N/A
Buildings and improvements	40 years
Acquired intangible assets	9 to 15 years

(F)	Represents total cash paid upon the closings of the Acquired Properties.

(G)	The purchase and sale agreement included the planned issuance of shares of the Company's Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares or units to be issued at the applicable closing will be based on the value of the shares or units that may be issued at such closing divided by the per-share volume weighted average price of the Company's Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transactions closed at values which were within the collar and, accordingly, the liability for the derivative at closing should be reduced from $2.3 million at December 31, 2021 to zero.

(H)	Represents the issuance of 6,450,107 shares of the Company's Class A common stock with a redemption value of $53.4 million, which was issued at $3.4 million above its fair value used in purchase accounting. The Sellers have rights to redeem these securities which are conditional on events that are outside of the Company's control, including the registration of the securities for resale within a defined period of time. Accordingly, the Company does not include redeemable securities with permanent equity, rather, such securities are reflected at their redemption value with any difference from their issuance carrying value reflected as an adjustment to additional paid-in capital.

(I)	Represents total cash paid upon the closing of the Properties To Be Acquired.

(J)	Represents mortgages assumed upon the closing of the Acquired Properties and the Properties To Be Acquired recorded at estimated fair value. These mortgages have a weighted average rate of 4.46% and 3.87%, respectively, and mature through 2023 and 2024, respectively.

(K)	Represents the net impact on equity assuming the sale of the Sanofi property closed on December 31, 2021:

(In thousands)
Net proceeds from sale of the Sanofi property - closed January 6, 2022	$254,518
Net carrying value of the Sanofi-property related assets and liabilities as of December 31, 2021	(200,506)
Pro forma gain on sale of Sanofi property if closed as of December 31, 2021	$54,012

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share amounts)

CIM Transaction and Financing	Other Relevant Transactions
Historical RTL	Acquired Properties	Properties To Be Acquired	Pro Forma Adjustments	Credit Facility Draw	Issuance of 4.50% Senior Notes	Disposition of Sanofi Property	Pro Forma RTL
(A)	(B)	(B)	(C)	(D)	(E)	(F)
Revenue from tenants	$335,156	$97,542	$55,866	$(4,895	)(H)	$—	$—	$(17,195)	$466,474

Operating expenses:
Asset management fees to related party	32,804	—	—	—	—	—	—	32,804
Property operating expense	55,431	33,262	17,853	—	—	—	(104)	106,442
Impairment of real estate assets	33,261	—	—	—	—	—	—	33,261
Acquisition, transaction and other costs	4,378	—	—	—	—	—	—	4,378
Equity-based compensation	17,264	—	—	—	—	—	—	17,264
General and administrative	20,856	—	—	—	—	—	(4)	20,852
Depreciation and amortization	130,464	—	—	78,248	(I)	—	—	(9,432)	199,280
Total operating expenses	294,458	33,262	17,853	78,248	—	—	(9,540)	414,281
Operating income before gain on sale/exchange of real estate investments	40,698	64,280	38,013	(83,143)	—	—	(7,655)	52,193
Gain on sale/exchange of real estate investments	4,757	—	—	—	—	—	44,580	(K)	49,337
Operating income	45,455	64,280	38,013	(83,143)	—	—	36,925	101,530
Other (expense) income:
Interest expense	(81,784)	—	—	(13,621	)(J)	(13,361	)(J)	(9,804	)(J)	—	(118,570)
Other income	91	80	180	—	—	—	—	351
Loss on non-designated derivatives	(3,950)	—	—	2,250	(L)	—	—	—	(1,700)
Total other expenses, net	(85,643)	80	180	(11,371)	(13,361)	(9,804)	—	(119,919)
Net loss	(40,188)	64,360	38,193	(94,514)	(13,361)	(9,804)	36,925	(18,389)
Net loss attributable to non-controlling interests	9	—	—	—	—	—	—	9
Allocation for preferred stock	(23,262)	—	—	—	—	—	—	(23,262)
Net loss attributable to common stockholders	$(63,441)	$64,360	$38,193	$(94,514)	$(13,361)	$(9,804)	$36,925	$(41,642)

Weighted-average shares outstanding — Basic and Diluted (G)	115,404,635	121,398,160
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.56)	$(0.34)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021:

(A)	Reflects the historical Consolidated Statement of Operations of the Company for the year ended December 31, 2021 as presented in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022.

(B)	Represents the historical operating results attributable to the Acquired Properties and the Properties To Be Acquired of the CIM Portfolio for the year ended December 31, 2021 as presented in Exhibit 99.1 to this Form 8-K.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2021. For purposes of these pro forma financial statements, the Company has assumed that the transaction will be accounted for as an asset acquisition. No assumptions were made for the potential exclusion of any properties or earnout amounts.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the closings of the Acquired Properties and the Properties To Be Acquired of the acquisition of the CIM Portfolio on January 1, 2021.

(E)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 as if this transaction had occurred on January 1, 2021.

(F)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2021 for the purposes of this pro forma financial statement. The sale is expected to close in the first quarter of 2022.

(G)	The pro forma weighted average common shares outstanding are calculated as if the issuance of the 6,450,107 shares that were issued to purchase the CIM Properties had occurred on January 1, 2021.

(H)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2021 for both the Acquired Properties and the Properties To Be Acquired. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)	Acquired Properties	Properties To Be Acquired	Total
Straight-line rent and other adjustments - remainder of CIM Portfolio	$(5,131)	$97	$(5,034)
Accretion of below market leases	2,726	—	2,726
Amortization of above market leases	(2,587)	—	(2,587)
Total	$(4,992)	$97	$(4,895)

(I)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2021. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over the estimated useful life (generally 40 years for buildings and 15 years or less for improvements), beginning on the assumed acquisition date of January 1, 2021, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for both the Acquired Properties and the Properties To Be Acquired for the year ended December 31, 2021:

(In thousands)	Acquired Properties	Properties To Be Acquired	Total
Depreciation expense	$17,467	$8,718	$26,185
Amortization expense — In-place leases	39,357	12,706	52,063
Total	$56,824	$21,424	$78,248

(J)	Represents interest expense on debt assumed from the CIM Portfolio, the additional Credit Facility draw and the issuance of the Senior Notes, partially offset by the removal of interest expense from the Sanofi mortgage and credit facility paydown, as if all of these borrowings occurred on January 1, 2021, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Assumed mortgage debt from the Acquired Properties (1)	$19,526	4.46%	Fixed	$871
Assumed mortgage debt from the Properties To Be Acquired (2)	$329,448	3.87%	Fixed	12,750
Total interest expense adjustments related to assumed mortgage debt				$13,621

Borrowings on the Credit Facility to partially fund the Acquired Properties (3)	$378,000	2.71%	Variable	$10,244
Borrowings on the Credit Facility to partially fund the Properties To Be Acquired (3)	$115,000	2.71%	Variable	3,117
Total interest expense adjustments related to draws on the Credit Facility				$13,361

Issuance of the Senior Notes (4)	$500,000	4.50%	Fixed	$17,187
Removal of interest expense related to the Credit Facility repayment	$186,242	2.71%	Variable	(5,047)
Removal of interest expense related to the Sanofi mortgage	$125,000	3.27%	Fixed by swap	(3,350)
Amortization of deferred financing costs from Senior Notes (4)				1,014
Total interest expense adjustments related to issuance of Senior Notes				$9,804
(1)	Represents estimated fair value of debt assumed for $19.3 million of principal mortgage debt assumed with the closing of the Acquired Properties.

(2)	Represents estimated principal amounts of debt to be assumed upon the closings of the Properties To Be Acquired.

(3)	Calculated using the weighted average interest rate on the Credit Facility for the year ended December 31, 2021.

(4)	Represents the incremental amount of interest adjustments to assume a January 1, 2021 issuance of the Senior Notes, which were issued on October 7, 2021.

(K)	Reflects the gain on the sale of the Sanofi property as if it occurred on January 1, 2021. This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2021. Additional details are as follows:

(In thousands)
Net proceeds from sale of the Sanofi property - closed January 6, 2022	$254,518
Net carrying value of the Sanofi-property related assets and liabilities as of December 31, 2021	(200,506)
Pro forma gain on sale of Sanofi property if closed as of December 31, 2021	54,012
Less: Depreciation from January 1, 2021 to December 31, 2021	(9,432)
Pro forma gain on sale of Sanofi property if closed as of January 1, 2021	$44,580

(L)	The purchase and sale agreement included the planned issuance of shares of the Company’s Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares or units to be issued at the applicable closing will be based on the value of the shares or units that may be issued at such closing divided by the per-share volume weighted average price of the Company’s Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transaction closed at values which were within the collar and accordingly, the liability for the derivative at closing should be reduced from $2.3 million to zero. The adjusted loss represents the original value of the embedded derivative (which is also part of purchase accounting). This is expected to be a non-recurring loss.